UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

CAS MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-13839	06-1123096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code)

(203) 488-6056

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined in Item 2.01 below), the Investment Agreement dated as of June 8, 2011 (the “Investment Agreement”) by and among CAS Medical Systems, Inc. (the “Company”) and Thomas, McNerney & Partners, L.P., TMP Nominee II LLC and TMP Associates II, L.P. (collectively, the “TMP Entities”) and the Registration Rights Agreement dated as of June 9, 2011 (the “Registration Rights Agreement”) by and among the Company and the TMP Entities were terminated, with no additional obligations or liabilities of the Company under either the Registration Rights Agreement or the Investment Agreement. The termination of the Investment Agreement and the Registration Rights Agreement became effective at the effective time of the Merger (the “Effective Time”).

The Investment Agreement and the Registration Rights Agreement are each more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2011, which descriptions are incorporated by reference into this Item 1.02.

Additionally, in connection with the consummation of the Merger, the Company terminated all commitments and repaid all amounts outstanding under the Loan and Security Agreement, dated as of May 8, 2018, by and between the Company and East West Bank (the “Loan Agreement”). The termination of the Loan Agreement became effective at the Effective Time. Under the Loan Agreement, East West Bank provided the Company with (i) a term loan in the amount of $10,000,000 and (ii) a revolving loan in the maximum of $2,000,000, each of which were scheduled to expire on May 8, 2022. Pursuant to the terms of the Loan Agreement, the Company paid East West Bank a fee of $300,000 in connection with the early termination of the Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 18, 2019, the Company completed its merger with Crown Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Edwards Lifesciences Holding, Inc., a Delaware corporation (the “Acquiror”), whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Acquiror (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of February 11, 2019 (the “Merger Agreement”) by and among the Company, the Acquiror and Merger Sub.

At the Effective Time, each share of common stock, par value $0.004 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held directly by the Company as treasury stock, shares held by any of the Company’s stockholders who have properly perfected their appraisal rights under Delaware law and shares owned directly by Acquiror or any of its subsidiaries (including Merger Sub)) were converted into the right to receive $2.45 per share in cash, without interest or dividends thereon and subject to all applicable withholding taxes (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding share of the Company’s Series A Convertible Preferred Stock and each outstanding share of the Company’s Series A Exchangeable Preferred Stock were converted into shares of Company Common Stock, and the holders of such Company Common Stock received the same per share Merger Consideration payable to all other holders.

The aggregate value of the Merger Consideration is approximately $98.1 million. The Acquiror financed the Merger with cash on hand.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2019, in connection with the Merger, the Company notified the Nasdaq Capital Market (“Nasdaq”) that the Merger had been completed, and requested that trading of Company Common Stock on Nasdaq be suspended effective as of the close of trading on April 18, 2019. As a result, trading of the Company Common Stock, which traded under the ticker symbol “CASM”, has been suspended. In addition, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, in order to effect the delisting of Company Common Stock from Nasdaq.

The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended. The disclosure set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of the Acquiror. The disclosure set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and pursuant to the Merger Agreement, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Company at the Effective Time.

At the Effective Time, each executive officer of the Company and each member of the Company’s board of directors ceased serving in such capacities. The Company’s named executive officers immediately prior to the Effective Time were Thomas M. Patton, Jeffery A. Baird and John K. Gamelin. The members of the Company’s board of directors immediately prior to the Effective Time were Alan W. Milinazzo, Paul A. Molloy, Thomas M. Patton, Gregory P. Rainey, James E. Thomas, Kathleen A. Tune and Kenneth R. Weisshaar.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the directors of Merger Sub, Robert W.A. Sellers, Linda J. Park and Edward A. Tarle, became, and will remain, the directors of the Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. As of immediately after the Effective Time, Michael A. Mussallem and Scott B. Ullem were appointed President and Vice President, Chief Financial Officer, respectively, of the Company. Mr. Mussallem, 66, is the Chairman and Chief Financial Officer of Edwards Lifesciences Corporation. Mr. Ullem, 52, is the Corporate Vice President, Chief Financial Officer of Edwards Lifesciences Corporation.

The disclosure set forth in Item 2.01 is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on April 18, 2019, the certificate of incorporation and the bylaws of the Company were each amended and restated in their entirety as set forth as Exhibits 3.1 and 3.2 hereto, respectively, and Exhibits 3.1 and 3.2 are incorporated by reference into this Item 5.03.

The disclosure set forth in Item 2.01 is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 18, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement and the Merger.

As of March 7, 2019, the record date for the Special Meeting, there were (i) 29,340,787 shares of Company Common Stock outstanding, and (ii) 95,500 shares of Series A Convertible Preferred Stock and 54,500 shares of Series A Exchangeable Preferred Stock outstanding, containing voting rights equivalent to a total of 5,319,149 shares of Company Common Stock. Therefore, an aggregate of 34,659,936 votes were eligible to be cast at the Special Meeting.

A brief description of each matter voted upon at the Special Meeting and the number of votes cast for and against, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

1. To adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,699,833	965,973	3,896	0

The Merger Agreement was also approved and adopted by the affirmative vote of (i) 95,500 shares of Series A Convertible Preferred Stock and (ii) 54,500 shares of Series A Exchangeable Preferred Stock, which represented 100% of each such series of preferred stock.

This proposal was approved by the requisite vote of the Company’s stockholders.

2. To approve a non-binding advisory proposal to approve the golden parachute compensation payable to the Company’s named executive officers in connection with the Merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,370,213	1,579,686	719,803	0

This proposal was approved by the requisite vote of the Company’s stockholders.

The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was not voted upon at the Special Meeting because sufficient votes were received to adopt the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger dated as of February 11, 2019 by and among CAS Medical Systems, Inc., Edwards Lifesciences Holding, Inc., and Crown Merger Sub, Inc. (Incorporated by reference to the Company’s Form 8-K filed February 12, 2019).

3.1	Amended and Restated Certificate of Incorporation of CAS Medical Systems, Inc. Filed herewith.

3.2	Second Amended and Restated Bylaws of CAS Medical Systems, Inc. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: April 18, 2019	By:	/s/ Scott B. Ullem
Scott B. Ullem
Chief Financial Officer